Sharecare announces third quarter 2023 financial results and operational highlights

In the quarter, Sharecare exceeds high end of revenue guidance, reports decrease in net loss and record adjusted EBITDA margins

ATLANTA – November 9, 2023 – Sharecare (Nasdaq: SHCR), the digital health company that helps people manage all their health in one place, today announced financial results for the quarter ended September 30, 2023.

“I am pleased with our strong financial results in the third quarter, including record adjusted EBITDA margins, execution against our core KPIs, successful implementation of our comprehensive cost-savings program, and advancement toward cash flow breakeven,” said Jeff Arnold, chairman and CEO of Sharecare. “With continued investments in areas such as generative AI, clinical advocacy, and tech-enabled home care, our comprehensive, data-driven approach is yielding not only financial results but also proven value for our customers and their members.”

Third Quarter 2023 Financial Results
All comparisons, unless otherwise noted, are to the three months ended September 30, 2022.
•Net loss attributable to Sharecare of $24.5 million compared to $27.4 million, a decrease of $2.9 million. Net loss attributable to Sharecare in the third quarter of 2023 included $13.2 million in non-cash stock compensation; $1.3 million in non-operating, non-recurring costs; $9.0 million of reorganizational and severance costs; and $0.4 million of other non-cash or non-operational income. Excluding these amounts, the adjusted net loss was $1.4 million in the current quarter.
•Adjusted EBITDA of $9.6 million compared to $5.2 million, an increase to adjusted EBITDA of $4.4 million.
•Revenue of $113.3 million compared to $114.6 million, a decrease of $1.3 million, or 1%. Strong performance across Sharecare’s channels, including record revenue in Provider, was offset slightly by lower volumes in our nurse staffing service.
•Net loss per share of $0.07 compared to $0.08, a decrease to net loss per share of $0.01.
•Adjusted net loss per share, which excludes the impact of non-cash and non-operational amounts, was $0.00 compared to $0.01, a decrease to adjusted net loss per share of $0.01.

Financial Outlook

Fourth Quarter 2023 Financial Guidance
For the three months ending December 31, 2023, the Company expects:
•Revenue in the range of $111 million to $113 million
•Adjusted EBITDA in the range of $9.5 million to $11.5 million

Fiscal 2023 Financial Guidance
For the twelve months ending December 31, 2023, the Company expects:
•Revenue in the range of $452.5 million to $460 million

•Adjusted EBITDA in the range of $21 million to $26 million

“Our adjusted EBITDA guidance for 2023 reflects an update to conform to the SEC’s clarified guidance for non-GAAP financial measures, which impacts our full year adjusted EBITDA by approximately $4 million,” said Justin Ferrero, president and chief financial officer of Sharecare. “It is important to highlight, there are no new expenses and no impact on the balance sheet or cash flow.”

Ferrero added, “Given our teams’ ability to prudently manage costs and drive operational efficiencies throughout the business, we expect to deliver on our $30 million annualized cost savings initiative and are focused on closing the year strong, driving momentum into 2024."

In a separate press release today, Sharecare announced that healthcare industry veteran and board member Brent Layton will succeed Arnold as CEO effective January 2, 2024, at which time Arnold will transition to the role of executive chairman.

Arnold added, “Looking ahead, I am excited for Sharecare’s next chapter as we focus on accelerating growth and capitalizing on untapped opportunities, in particular with government-funded programs and value-based care contracts, while delivering enhanced value for our users, customers, and shareholders.”

Conference Call
The Company will host a conference call to review the third quarter results today, Thursday, November 9, 2023, at 8:00 a.m. EST. The call can be accessed by dialing (833) 636-1352 for U.S. participants or (412) 902-4148 for international participants, and referencing the Sharecare earnings call; or via live audio webcast, available online at https://investors.sharecare.com/. A webcast replay of the call will be available for on-demand listening at the same link and will remain available for approximately 90 days.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we believe the non-GAAP measures adjusted EBITDA, adjusted net loss, and adjusted loss per share are useful in evaluating our operating performance. We use adjusted EBITDA, adjusted net loss, and adjusted loss per share to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of these non-GAAP measures is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures.

The calculations and reconciliations of historic adjusted EBITDA, adjusted net loss, and adjusted loss per share to net loss, the most directly comparable financial measure stated in accordance with GAAP, are provided below and in the accompanying financial tables. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.

We have not reconciled adjusted EBITDA guidance to net loss because we do not provide guidance for net loss or for items that we do not consider indicative of our ongoing performance, including, but not limited to, the impact of significant non-recurring items, as certain of these items are out of our control and/or cannot be reasonably predicted. Accordingly, reconciliations of adjusted EBITDA guidance to the corresponding U.S. GAAP measures are not available without unreasonable effort.

Adjusted EBITDA
We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) income tax (benefit) expense, (v) other (income) expense (non-operating), (vi) share-based compensation, (vii) warrants issued with revenue contracts, (viii) amortization of non-cash payment for research and development, (ix) non-operating, non-recurring costs, (x) reorganizational and severance costs, and (xi) acquisition-related costs. We do not view the items excluded as representative of normal, recurring, cash operating expenses necessary to operate the Company’s lines of business and services.

Non-operating, non-recurring costs for the three months ended September 30, 2023 primarily include costs related to legal matters. Non-operating, non-recurring costs for the nine months ended September 30, 2023 include costs of our ERP system implementation, costs of contractual obligations associated with a financially distressed vendor, and costs related to legal matters. The ERP and legal matter costs are recorded in general and administrative operating expense and the financially distressed vendor costs are recorded in cost of revenue in the Consolidated Statement of Operations and Comprehensive Loss for each respective period presented.

Legal matter costs include attorney fees associated with a dispute that arose from a prior acquisition and attorney fees associated with the submission of an unsolicited acquisition offer. These matters have unique facts and circumstance that are not directly related to our operations. We do not consider these costs to be normal, recurring, cash operating expenses necessary to operate our business.

The ERP implementation is viewed as a transformational undertaking due to the extensive scope and inherent change management involved to transition to a new single-solution ERP system from the disparate legacy systems. These costs consist of internal and third-party costs of the ERP implementation and do not include capitalized costs, depreciation and/or amortization, or costs to support or maintain software applications or systems once they are in productive use. We will not continue to incur such costs once the ERP system is fully implemented as planned in 2023, and such costs are not expected to recur in the foreseeable future. We do not consider these costs to be normal, recurring, cash operating expenses necessary to operate our business.

Financially distressed vendor costs include financial support from us to a vendor in response to the vendor’s financial difficulties, which absent such support would have resulted in an interruption of our service to our customers. Because we are committed to providing uninterrupted service to our customers, and to minimizing the risk of such a disruption, we made additional, advance payments to the vendor beyond those that were due to the vendor in association with services procured from the vendor. We ceased procuring services from the vendor in Q2 2023 and subsequent to that period no further amounts were paid. Because the costs of the additional payments made to the vendor were incremental to the costs incurred by us to deliver service to our customers, we do not consider them to be normal, recurring, cash operating expenses necessary to operate our business.

Reorganizational and severance costs are a component of our Globalization Efforts and Cost Savings as described in Key Factors and Trends Affecting our Operating Performance. These costs are due to efforts to globalize and centralize our workforce that will be implemented throughout 2023. We have never had a global shared service center and view this undertaking as outside the scope of normal operations. Costs include salary, benefits, equity and bonus compensation, and other employee costs for those who were identified to be terminated. These costs were recorded in sales and marketing, product and technology, and general and administrative operating expenses in the Consolidated Statement of Operations and Comprehensive Loss for the periods presented, based on the employee’s respective job function. Because these costs are part of a specific and unprecedented initiative, we do not consider these expenses to be normal, recurring, cash operating expenses necessary to operate our business.

Certain prior period adjusted EBITDA add-back amounts have been reclassified to new add-back line items in order to conform to the current period presentation and to more accurately describe the nature of the amounts year-over-year. These reclassifications had no effect on the previously reported adjusted EBITDA totals.

In conformance with the SEC’s clarified guidance around – and recent focus on – non-GAAP financial measures, our adjusted EBITDA now includes costs related to an exited contract, abandoned leases, and certain staff reorganization expenses, all of which were previously disclosed but excluded from our historical adjusted EBITDA calculations and guidance. Further details can be found below in footnote (d) in the reconciliation table for adjusted EBITDA.

Adjusted Net Loss
We calculate adjusted net loss as net loss attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) share-based compensation, (v) warrants issued with revenue contracts, (vi) amortization of non-cash payment for research and development, (vii) non-operating, non-recurring costs, (viii) reorganizational and severance costs, and (ix) acquisition-related costs. We do not view the items excluded as representative of normal, recurring, cash operating expenses necessary to operate the Company’s lines of business and services.

Adjusted Loss Per Share
We calculate adjusted lost per share as adjusted net loss, as defined above, divided by the number of weighted average common shares outstanding - basic and diluted.

About Sharecare
Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Important Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,” “deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, statements regarding our long-term strategy and positioning, growth, globalization and other strategic cost optimization initiatives and the corresponding benefits, including long-term growth, margin improvement and cash flow improvements, and partnerships or other relationships with third parties or customers, in each case on our future growth objectives and statements regarding our future results and outlook, including those under the caption “Financial Outlook.”

We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results. For example, the Company’s Financial Outlook assumes business currently under contract and satisfaction by our customers of their contractual obligations under those agreements, which is not within the Company’s control. If a customer fails to satisfy its contractual obligations, actual revenue and Adjusted EBITDA could be negatively impacted. Descriptions of some of the other factors that could cause actual results to differ materially from these forward-looking statements are discussed in more detail in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Risk Factors section of the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2023. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Relations:
Jen Martin Hall
jen@sharecare.com

Investor Relations:
sharecare@teneo.com

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue (inclusive of $14,962 and $12,685 of related party revenue for the three months ended September 30, 2023 and 2022, respectively, and $51,755 and $28,138 of related party revenue for the nine months ended September 30, 2023 and 2022, respectively)	$113,327	$114,619	$339,975	$319,153
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization; inclusive of $8,441 and $5,666 of related party costs for three months ended September 30, 2023 and 2022, respectively, and $24,796 and $5,666 of related party costs for the nine months ended September 30, 2023 and 2022, respectively)	64,367	60,322	195,207	165,052
Sales and marketing	13,549	12,032	43,858	40,698
Product and technology	15,269	17,136	53,112	54,237
General and administrative	35,251	38,552	104,741	138,041
Depreciation and amortization	14,613	12,053	43,578	32,831
Total costs and operating expenses	143,049	140,095	440,496	430,859
Loss from operations	(29,722)	(25,476)	(100,521)	(111,706)
Other income (expense):
Interest income	1,535	319	4,861	450
Interest expense	(513)	(548)	(1,395)	(1,579)
Other income (expense)	3,286	(2,382)	1,085	17,290
Total other income (expense)	4,308	(2,611)	4,551	16,161
Loss before income tax benefit (expense)	(25,414)	(28,087)	(95,970)	(95,545)
Income tax benefit (expense)	43	627	(53)	265
Net loss	(25,371)	(27,460)	(96,023)	(95,280)
Net loss attributable to noncontrolling interest in subsidiaries	(920)	(103)	(1,770)	(697)
Net loss attributable to Sharecare, Inc.	$(24,451)	$(27,357)	$(94,253)	$(94,583)

Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.08)	$(0.27)	$(0.27)
Weighted-average common shares outstanding, basic and diluted	351,519,172	349,615,224	352,845,500	347,232,210

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	As of September 30, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$128,008	$182,508
Accounts receivable, net (net of allowance for doubtful accounts of $8,788 and $7,197, respectively)	125,045	116,877
Other receivables	1,915	4,114
Prepaid expenses	8,604	12,612
Other current assets	4,833	4,515
Total current assets	268,405	320,626
Property and equipment, net	3,911	5,082
Other long-term assets	18,762	20,362
Intangible assets, net	146,818	163,114
Goodwill	191,703	191,817
Total assets	$629,599	$701,001
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,642	$8,838
Accrued expenses and other current liabilities	77,560	81,627
Deferred revenue	6,029	9,032
Contract liabilities, current	384	1,535
Total current liabilities	110,615	101,032
Warrant liabilities	523	2,441
Long-term debt	450	—
Other long-term liabilities	8,209	16,723
Total liabilities	119,797	120,196
Commitments and contingencies
Series A convertible redeemable preferred shares, $0.0001 par value; 5,000,000 shares authorized; 5,000,000 shares issued and outstanding, aggregate liquidation preference of $50,000 as of September 30, 2023 and December 31, 2022	58,205	58,205
Stockholders’ equity:
Common stock, $0.0001 par value; 600,000,000 and 600,000,000 shares authorized; 352,013,646 and 354,463,620 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	35	35
Additional paid-in capital	1,146,035	1,120,024
Accumulated other comprehensive loss	(2,809)	(2,794)
Accumulated deficit	(691,128)	(595,820)
Total Sharecare stockholders’ equity	452,133	521,445
Noncontrolling interest in subsidiaries	(536)	1,155
Total stockholders’ equity	451,597	522,600
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$629,599	$701,001

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(25,371)	$(27,460)	$(96,023)	$(95,280)
Add:
Depreciation and amortization	14,613	12,053	43,578	32,831
Interest income	(1,535)	(319)	(4,861)	(450)
Interest expense	513	548	1,395	1,579
Income tax (benefit) expense	(43)	(627)	53	(265)
Other (income) expense	(3,286)	2,382	(1,085)	(17,290)
Share-based compensation	13,206	10,331	35,322	61,619
Warrants issued with revenue contracts	10	14	38	48
Amortization of non-cash payment for research and development	1,190	423	3,571	1,269
Non-operating, non-recurring costs(a)	1,296	3,062	4,415	7,601
Reorganizational and severance costs(b)	9,010	3,265	26,265	6,868
Acquisition-related costs	—	1,520	825	4,744
Adjusted EBITDA(c)(d)	$9,603	$5,192	$13,493	$3,274

(a)	For the three months ended September 30, 2023, primarily represents costs related to legal matters of $0.8 million. For the nine months ended September 30, 2023, primarily represents costs related to the ERP implementation of $1.0 million, contractual obligations of $0.7 million, and legal matters of $0.9 million.
(b)	For the three months ended September 30, 2023, primarily represents costs related to globalizing the Company's workforce of $6.9 million and severance of $2.1 million. For the nine months ended September 30, 2023, primarily represents costs related to globalizing the Company's workforce of $22.5 million and severance of $3.8 million.
(c)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.
(d)	Effective September 30, 2023, we no longer exclude costs associated with exiting a contract, lease terminations, and indirect globalization employee costs from our computation of Adjusted EBITDA. For the three months ended September 30, 2023 and 2022, these costs totaled $0 and $2.0 million, respectively. For the nine months ended September 30, 2023 and 2022, these costs totaled $2.0 million and $7.9 million, respectively. Adjusted EBITDA for all prior periods presented has been recast to conform to the current period computation methodology.

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO SHARECARE TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss attributable to Sharecare, Inc.	$(24,451)	$(27,357)	$(94,253)	$(94,583)
Add:
Amortization of acquired intangibles(a)	1,632	1,632	4,897	4,895
Amortization of deferred financing fees	—	71	31	209
Change in fair value of warrant liability and contingent consideration	(3,304)	2,977	(3,346)	(15,765)
Share-based compensation	13,206	10,331	35,322	61,619
Warrants issued with revenue contracts	10	14	38	48
Amortization of non-cash payment for research and development	1,190	423	3,571	1,269
Non-operating, non-recurring costs(b)	1,296	3,062	4,415	7,601
Reorganizational and severance costs(c)	9,010	3,265	26,265	6,868
Acquisition-related costs	—	1,520	825	4,744
Adjusted net loss(d)(e)	$(1,411)	$(4,062)	$(22,235)	$(23,095)

Weighted-average common shares outstanding, basic and diluted	351,519,172	349,615,224	352,845,500	347,232,210

Loss per share	$(0.07)	$(0.08)	$(0.27)	$(0.27)
Adjusted loss per share	$0.00	$(0.01)	$(0.06)	$(0.07)

(a)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(b)	For the three months ended September 30, 2023, primarily represents costs related to legal matters of $0.8 million. For the nine months ended September 30, 2023, primarily represents costs related to the ERP implementation of $1.0 million, contractual obligations of $0.7 million, and legal matters of $0.9 million.
(c)	For the three months ended September 30, 2023, primarily represents costs related to globalizing the Company's workforce of $6.9 million and severance of $2.1 million. For the nine months ended September 30, 2023, primarily represents costs related to globalizing the Company's workforce of $22.5 million and severance of $3.8 million.
(d)	The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount given the Company is in a full valuation allowance position.
(e)	Effective September 30, 2023, we no longer exclude costs associated with exiting a contract, lease terminations, and indirect globalization employee costs from our computation of Adjusted Net Loss. For the three months ended September 30, 2023 and 2022, these costs totaled $0 and $2.0 million, respectively. For the nine months ended September 30, 2023 and 2022, these costs totaled $2.0 million and $7.9 million, respectively. Adjusted Net Loss for all prior periods presented has been recast to conform to the current period computation methodology.